Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of FGL Holdings on Form S-3 of our report, dated March 15, 2017, relating to the balance sheet of CF Corporation as of December 31, 2016 and the related statements of operations, changes in shareholders' equity and cash flows for the period from February 26, 2016 (inception) to December 31, 2016. We also consent to the reference to our Firm under the caption "Experts".

/s/ WithumSmith+Brown, PC

New York, New York
December 21, 2017